SUBSCRIPTION AGREEMENT

FOR

ZUMMO FLIGHT TECHNOLOGIES INC.

An Arizona Corporation

This SUBSCRIPTION AGREEMENT (this “Agreement”) is being entered into as of the date set forth on the signature page hereto between Zummo Flight Technolgies Inc., an Arizona corporation (the “Company”), and the investor named on the signature page hereto (sometimes called the “Investor” and other times called the “Purchaser”).

WHEREAS, Company has provided a copy of the the Shareholders’ Agreement for the Company to Investor, which is incorporated herein by this reference.

WHEREAS, the Investor desires to purchase and acquire, and the Company desires to sell to the Investor ________________ ( ) Class B common shares of equity in the Company (the “Shares”) in exchange for a purchase price of _________________ Dollars ($________.00) (the “Purchase Price”).

WHEREAS, the Company desires for Investor to invest in the Company, and Investor desires to acquire the Shares and invest in the Company.

NOW, THEREFORE, the Investor agrees with the Company as follows:

1.               Purchase and Sale of the Shares.

1.1            Purchase and Sale of the Shares. The Investor agrees, on the terms of and subject to the conditions specified in this Agreement, to purchase from the Company, the Shares in the amount of the Purchase Price in exchange for the Purchase Price. The Purchase Price shall be delivered to (or for the benefit of) the Company by the Investor in the form of a wire transfer, Automatic Clearing House (“ACH”) payment, or credit card payment submitted electronically through the Issuer’s portal at: www.zummotechnologies.com as directed by the Company on the Closing Date (as defined below).

1.2            The Closing. The closing of the sale and purchase of the Shares (the “Closing”) shall take place at such location(s) and at such time(s) as the Company and the Investor may mutually agree (such date is hereinafter referred to as the “Closing Date”).

1.3            Delivery of the Purchase Price and Shares. At the Closing, the Investor shall deliver to the Company the Purchase Price as provided in Section 1.1. At the Closing, by execution of this Agreement and the Shareholders’ Agreement, the Investor shall, pursuant to the terms and conditions of the Shareholders’ Agreement, become the owner of the Shares of the Company.

2.               Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor as follows:

2.1            Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona. The Company has all requisite power and authority to carry on its business as presently conducted, and to sell the Shares pursuant to this Agreement.

2.2            Authorization. All organizational action on the part of the Company, its Officers and Directors necessary for the sale of the Shares and the performance of the Company’s obligations under this Agreement has been taken. This Agreement is a valid, binding and enforceable obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditor’s rights and to the availability of the remedy of specific performance.

2.3            Capitalization. As of the date hereof, no warrants or other rights to the Shares from the Company have been issued. All issued and outstanding Shares of the Company are, and when issued in accordance with the terms hereof Shares will be, duly and validly authorized, validly issued and fully paid and non-assessable and free from any restrictions on transfer, except for restrictions imposed by federal or state securities or “blue sky” laws and except for those imposed pursuant to this Agreement.

2.4            Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filings, if any, required pursuant to applicable state securities or blue sky laws and any filing pursuant to Regulation A+ of the Securities and Exchange Commission (“SEC”).

2.5  Securities Act. In all material respects, the Company has complied with all applicable federal or state securities laws in connection with the issuance and sale of the Shares. Neither the Company nor anyone acting on its behalf has offered any of the Shares, or similar securities, or solicited any offers to purchase any of such securities, so as to bring the issuance and sale of the Shares under the registration provisions of the Securities Act of 1933, as amended (the “Act”).

3.               Representations and Warranties of Investor. The Investor hereby represents and warrants to the Company as follows:

3.1            Access to Information. To the full satisfaction of the Investor, the Company has provided the Investor with the opportunity to obtain information and documents relating to the Company, to ask questions of, and to receive answers from, representatives of the Company concerning the Company and an investment in the Shares. Except as set forth in this Agreement, no representations or warranties have been made to the Investor by the Company or any Officer, employee or agent of the Company. The Investor acknowledges that any information relating to the Company previously provided to the Investor, other than this Agreement, should not be relied upon by the Investor.

3.2            No Registration of the Shares. The Investor is aware that the issuance of the Shares has not been registered under the Act, that such offer and sale are intended to be exempt from registration under the Act and the rules promulgated thereunder by the SEC, and that the Shares cannot be sold, assigned, transferred, or otherwise disposed of unless they are subsequently registered under the Act or an exemption from such registration is available. The Investor is also aware that sales or transfers of the Shares are further restricted by state securities laws and the provisions of this Agreement and that the Shares will bear appropriate legends restricting their transfer pursuant to applicable laws and this Agreement.

3.3            Investment Representations. Investor understands that the Shares have not been registered under the Act. Investor also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Act based in part upon Investor’s representations contained in this Agreement. Investor hereby represents and warrants as follows:

(a)             No Market for Securities. The Investor understands that there is no established market for the Shares or any other debt or equity interest in the Company and that no public market for any such Shares or other debt or equity interest is presently foreseeable.

(b)             Acquisition for Own Account. Investor is acquiring the Shares for Investor’s own account for investment only, and not with a view towards their distribution.

(c)             Early Stage Company. The Investor is aware that the Company is an early stage company with limited operating history and that there are substantial risks incident to an investment in the Shares.

(d)             Resale of the Shares. The Investor has not and will not, directly or indirectly, offer, sell, transfer, assign, exchange or otherwise dispose of all or any part of the Shares, except in accordance with the provisions of this Agreement.

(e)             Company Information. Investor has had an opportunity to review the Company’s Offering Circular. Investor has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

(f)              Residence. If Investor is an individual, then Investor resides in the state or province identified in the address of Investor set forth below Investor’s signature below, if Investor is a partnership, corporation, limited liability company or other entity, then the office or offices of Investor in which its investment decision was made is located at the address or addresses of Investor set forth below Investor’s signature below.

(g)             Foreign Investors. If Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The Company’s offer and sale and Investor’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Investor’s jurisdiction.

3.4            Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened in writing against the Company, or that may be brought by the Company, that would reasonably be expected to result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company or that questions the validity of this Agreement or the Shares or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby. The foregoing includes, without limitation, actions pending or, to the Company’s knowledge, threatened in writing involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

3.5            Organizational Matters. All action on the part of the Investor necessary for the authorization, execution and delivery of this Agreement, and for the performance of all obligations of the Investor hereunder, has been taken. This Agreement has been duly executed and delivered by the Investor and will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditor’s rights and to the availability of the remedy of specific performance.

4.               Miscellaneous.

4.1            Waivers and Amendments. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the Investor.

4.2  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without regard to the conflict of law provisions. Each of the Company and the Investor hereby submits to the nonexclusive jurisdiction of Arizona state and federal courts located in Maricopa County for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Company and the Investor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

4.3            Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

4.4            Entire Agreement. This Agreement (including the exhibits attached hereto), and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

4.5            Notices, etc. All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed to the party at the address for such party set forth on the signature page of this Agreement, or at such other address as such party shall have furnished to the other party in writing.

4.6            Severability. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

4.7            Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

4.8            Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

4.9            Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Shares specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such Shares in its records as the absolute owner and holder of such Shares for all purposes; provided further, that nothing provided for herein shall modify, abridge or limit any transfer restrictions set forth in the Shares.

4.10         Amendment and Waiver. This Agreement may be amended or modified, and the obligations of the Company and the rights of the holder(s) of the Shares under this Agreement may be waived, only upon the written consent of the Company.

4.11         Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

4.12         Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

4.13         Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

4.14         No Reliance Upon Additional Investment. Investor acknowledges that it is not relying upon any person, firm, or corporation, making an investment in the Company, in making its investment or decision to invest in the Company.

4.15         Pronouns; Interpretation. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require. The language of this Agreement shall be construed as a whole according to its fair meaning, and not strictly for or against any party.

4.16         Counterparts. This Agreement may be executed in one or more counterpart copies, and each of which so executed, irrespective of the date of execution and delivery, shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument. The signature pages of one or more of the counterpart copies may be removed from such counterpart copies and all attached to the same copy of this Agreement which, with all attached signature pages, shall be deemed to be an original Agreement.

4.17         Securities Laws. THE SECURITIES DESCRIBED IN THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IN RELIANCE UPON THE EXEMPTIONS SPECIFIED IN SAID ACT, NOR HAVE THESE SECURITIES BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE IN RELIANCE UPON THE EXEMPTIONS FROM REGISTRATION SPECIFIED UNDER APPLICABLE STATE SECURITIES LAWS, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS APPLICABLE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES ADMINISTRATOR HAS APPROVED OR DISAPPROVED THE SECURITIES OFFERED HEREIN NOR HAS THE COMMISSION OR ANY STATE SECURITIES ADMINISTRATOR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES CONTAINED IN THIS AGREEMENT OR THE MERITS OF AN INVESTMENT IN THE SECURITIES OFFERED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. INVESTORS MUST RELY ON THEIR OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE BUSINESS, TAX AND OTHER RISKS INVOLVED.

IN WITNESS WHEREOF, the parties have caused this Subscription Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year set forth below.

Dated as of: ________ ___, 202__

INVESTOR NAME:

____________________________

(Individual or Entity Name Printed)

Signed By: _______________________

Name: _______________________

Title: _______________________

(Only include name and title here if signing on behalf of an entity, i.e. a trust)

Address: ________________________

Address: ________________________

City, State Zip: ____________________

COMPANY:

ZUMMO FLIGHT TECHNOLOGIES, INC.,

an Arizona corporation

Signed By: ________________________

Name: ________________________

Title: ________________________

Address: Zummo Flight Technologies

8311 E. Via de Ventura, #2082

Scottsdale, AZ 85258